THIRD AMENDMENT TO AMENDED AND RESTATED AGENTED

REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED AGENTED REVOLVING CREDIT AGREEMENT ("Amendment") is dated effective as of February 24, 2006, by and among COLONIAL AUTO FINANCE, INC., an Arkansas corporation ("Borrower"), BANK OF ARKANSAS, N.A., GREAT SOUTHERN BANK, FIRST STATE BANK, FIRST STATE BANK OF NORTHWEST ARKANSAS, SOVEREIGN BANK, and ENTERPRISE BANK & TRUST (each individually a "Bank" and collectively the "Banks"), and BANK OF ARKANSAS, N.A., as agent for the Banks hereunder (in such capacity the "Agent").

RECITALS

A. Reference is made to the Amended and Restated Agented Revolving Credit Agreement dated as of June 23, 2005, and amended September 30, 2005, and October 31, 2005 (as amended, the "Credit Agreement"), by and among Borrower, Bank (as defined in the Credit Agreement), and Agent, pursuant to which a $34,500,000 Revolving Line of Credit was established in favor of Borrower.

B. Borrower has requested that Bank increase the Revolving Credit Commitment to $40,000,000 by adding Enterprise Bank & Trust as an Additional Lender (as anticipated under Section 10.13 of the Credit Agreement); and Bank has agreed to accommodate Borrower's request, subject to the terms and conditions hereof. Terms used herein shall have the meanings given in the Credit Agreement unless otherwise defined herein.

AGREEMENT

For valuable consideration received, the parties agree to the following.

  Amendments to Credit Agreement. The Credit Agreement is amended as follows.

    The Credit Agreement is hereby amended to evidence that effective as of the date hereof, Enterprise Bank & Trust ("New Bank") shall be added as a Bank under the Credit Agreement. New Bank is hereby made a party to the Credit Agreement, effective as of the date hereof and upon execution of a Signature Page hereto, and thereafter shall be included as a Bank under the terms of the Credit Agreement, and shall be bound by the terms of the Credit Agreement and entitled to all benefits of the Credit Agreement as though such New Bank had signed on the date of the Credit Agreement; provided, however, that New Bank shall not receive payments of principal, interest or fees accrued or paid by Borrower under the Credit Agreement prior to the date hereof.

    The Credit Agreement is hereby amended to evidence that, effective as of the date hereof, the Revolving Credit Commitment of New Bank shall be the amount opposite New Bank's name on its signature page hereto (the Revolving Credit Commitment of the other Banks shall be unchanged). The addition of New Bank's Revolving Credit Commitment will increase the total Revolving Credit Commitment under the Credit Agreement to $40,000,000, as anticipated under Section 10.13 of the Credit Agreement.

    The Credit Agreement is hereby amended to reflect that the "Total Facility" (as defined) shall now be Forty Million and No/100 Dollars ($40,000,000).

    Section 2.07 (Unused Portion Fee) of the Credit Agreement is hereby amended to reflect that the figure "$21,900,000" in the last line of said Section shall now mean and read "$25,392,000".

  Conditions Precedent. The obligations of the Bank to perform under the Credit Agreement, as amended hereby, are subject to the satisfaction of the following.

    Borrower shall execute and deliver a Promissory Note payable to Enterprise Bank & Trust, in form and content as set forth on Schedule "2.1" hereto.

    Borrower shall execute and deliver any other instruments, documents and/or agreements reasonably required by Bank in connection herewith.

    No Default or Event of Default exists or will result from the execution and delivery of this Amendment.

  Representations and Warranties. Borrower hereby ratifies and confirms all representations and warranties set forth in the Credit Agreement, and all other Loan Documents, other than any representation or warranty that relates to a specific prior date and except to the extent that the Bank has been notified in writing by the Borrower that any representation or warranty is not correct and the Bank has explicitly waived in writing compliance with such representation or warranty.

  Ratification. Borrower hereby ratifies and confirms the Credit Agreement, and all instruments, documents, and agreements executed by Borrower in connection therewith, and confirms that no Default exists thereunder.

  Ratification and Amendment of Subordination Agreements. ACM and ACM-Texas each hereby (i) ratifies and confirms its respective Subordination Agreement, (ii) acknowledges and agrees that its respective Subordination Agreement is hereby amended to evidence that the definition of "Banks" therein shall mean the Banks, as defined in the first paragraph of this Amendment, as well as any other bank or lender which replaces one of the named Banks, or which is added as a Bank for any reason, (iii) acknowledges and agrees that the obligations of ACM and ACM-Texas set forth in the Subordination Agreement shall extend to all such Banks, and (iv) acknowledges and agrees that its respective Subordinate Obligations and Subordinate Liens shall be subordinate to the Superior Obligations and Superior Liens of all such Banks.

  Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

  Multiple Counterparts. This Amendment may be executed in any number of counterparts, and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

  Costs, Expenses and Fees. Borrower agrees to pay all costs; expenses and fees incurred by Banks in connection herewith, including without limitation the reasonable attorney fees of Riggs, Abney, Neal, Turpen, Orbison and Lewis.

"BORROWER"

COLONIAL AUTO FINANCE, INC., an Arkansas corporation

By /s/T.J. Falgout, III

T. J. Falgout, III, President

"SUBORDINATING PARTIES"

AMERICA'S CAR-MART, INC., a Texas corporation, formerly known as Crown Group, Inc.

By /s/ Jeffrey A. Williams

Jeffrey A. Williams, Vice President

AMERICA'S CAR MART, INC.,

an Arkansas corporation

By /s/ Jeffrey A. Williams

Jeffrey A. Williams, Vice President

"BANKS"

Revolving Credit Commitment: BANK OF ARKANSAS, N.A.

$20,000,000

Principal Office and Lending Office:

P.O. Box 1407

Fayetteville, AR 72702-1404 By /s/ Jeffrey R. Dunn

Attention: Jeffrey R. Dunn Jeffrey R. Dunn, President & CEO

jdunn@bokf.com

[Signature Page to Third Amendment to Amended and Restated Agented Revolving

Credit Agreement dated February 24, 2006]

Revolving Credit Commitment: SOVEREIGN BANK

$3,500,000

Principal Office and Lending Office:

7301 State Highway 161, Suite 130

Irving, Texas 75039 By /s/ William B. Wilson

Attention: William B. Wilson William B. Wilson, Area President

Email: wwilson@banksov.com

[Signature Page to Third Amendment to Amended and Restated Agented Revolving

Credit Agreement dated February 24, 2006]

Revolving Credit Commitment: GREAT SOUTHERN BANK

$5,000,000

Principal Office and Lending Office:

1451 E. Battlefield

Springfield, MO 65804 By /s/ Ron Pender

Attn: Ron Pender Ron Pender, Vice President

glewis@greatsouthernbank.com

[Signature Page to Third Amendment to Amended and Restated Agented Revolving

Credit Agreement dated February 24, 2006]

Revolving Credit Commitment: FIRST STATE BANK OF NORTHWEST ARKANSAS

$1,500,000

Principal Office and Lending Office:

P.O. Box 1807

Fayetteville, Arkansas 72702 By /s/ Curtis Hutchins

Attn: Curtis Hutchins Curtis Hutchins, President/Chief Executive

E-mail: chutchins@fsbnwa.com Officer

[Signature Page to Third Amendment to Amended and Restated Agented Revolving

Credit Agreement dated February 24, 2006]

Revolving Credit Commitment: FIRST STATE BANK

$4,500,000

Principal Office and Lending Office:

620 Chestnut Street

Conway, AR 72703 By /s/ Michael Bynum

Attention: Michael Bynum Michael Bynum, Senior Vice President

mbynum@fsbmail.com

[Signature Page to Third Amendment to Amended and Restated Agented Revolving

Credit Agreement dated February 24, 2006]

Revolving Credit Commitment: ENTERPRISE BANK & TRUST

$5,500,000

Principal Office and Lending Office:

12695 Metcalf Ave.

Overland Park, KS 66213 By /s/ Craig G. Huston

Attention: Craig G. Huston Craig G. Huston, President

e-mail:

[Signature Page to Third Amendment to Amended and Restated Agented Revolving

Credit Agreement dated February 24, 2006]

"AGENT"

BANK OF ARKANSAS, N.A.

By /s/ Jeffrey R. Dunn

Jeffrey R. Dunn, President

Schedule "2.1"

(Note -- Enterprise Bank & Trust)